SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2000
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                      Saratoga International Holdings Corp.

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                Exact Name of Registrant as Specified in Charter)


         Nevada                      0-29081                 98-0169082
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(State or other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)


                8756 122nd Avenue NE Kirkland, WA            98033
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            (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code  (425) 827-7817
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          (Former Name or Former Address, if Changed Since Last Report)

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This Report  describes the terms and  conditions of a Share  Exchange  Agreement
("Agreement"( between Saratoga International Holdings Corp ("Company") and Virtual Media Group, Inc. dated February 2, 2000 and effective as of February 16, The Agreement became effective prior to the Company becoming obligated to file reports under Section 13 or 15 (d) of the Securities Exchange Act of 1934. The Agreement was disclosed in general terms in the Company's Form 10-SB/A filed on March 20, 2000.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective February 16, 2000, the Company acquired all of the issued and outstanding common stock of Virtual Media Group Inc. ("Virtual") from its three shareholders. Under the Agreement, the Company issued 900,000 shares of its common stock and warrants entitling the holders to purchase up to 1,000,000 shares of common stock. In addition, the Company issued an additional 153,940 shares of its common stock in payment of amounts payable to one of Virtual's shareholders. The Company's common stock issued under the Agreement was valued at $0.41 per share, which was the closing price on February 16, 2000 of the Company's common stock on the OTC BB. The total value of the common stock was $432,115. The warrants are exercisable at $0.165 per share and vest with the holders at the rate of 20% per year after one year, subject to the continued employment of the holders with the Company. The warrants expire after six years. Because the warrants require a performance commitment by the holder and are subject to forfeiture, the Company assigned no value to the warrants. The fair market value of the warrants will be recognized by the Company and charged to expense as the warrants vest.

Virtual will continue to operate its business as a wholly-owned subsidiary of the Company. Virtual's business development plan is based on providing e-commerce solutions for the Internet. Virtual provides technological services to its customers including website development and hosting, database development, digital virtual tour technology and multi media services including CD ROM's. Virtual has also commenced development of proprietary Internet software technology which includes a new searching technology, a multi function communications module with specialized security features and an e-commerce module. The acquisition will be accounted for by the Company under the purchase method of accounting. A copy of the Agreement is filed herewith as Exhibit 2.1 and incorporated herein by reference.

In addition to the issuance under the Agreement of 1,053,940 shares of its common stock, the Company agreed to assume the obligations under Virtual's $1,000,000 convertible debentures and to pay approximately $59,000 of other Virtual payables. The aggregate purchase price under the Agreement will be allocated to cash, equipment and intangibles. The Company intends to continue to use the assets acquired to carry on the business activities of Virtual.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

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(1)  Financial Statements of Business Acquired. The audited financial statements of Virtual Media Inc. required by this Item 7(a) are not yet available. Saratoga expects that the audited financial statements of Virtual will be completed and filed by amendment to this Form 8-K under cover of Form 8-K/A within 60 days after the date of this Form 8-K.

(2) Pro Forma Financial Information. The pro forma financial information of Saratoga and Virtual required by this Item 7(b) are not yet available. Saratoga expects that the pro forma financial statements will be completed and filed by amendment to this 8-K under cover of Form 8-K/A within 60 days after the date of this Form 8-K.

(3) Exhibits. 2.1 Share Exchange Agreement dated as of February 2, 2000, by and between Saratoga International Holdings Corp. and Virtual Media Group Inc.*


* The Exhibits to the Share Exchange Agreement as listed in index of exhibits to the Share Exchange Agreement are omitted pursuant to Rule 601(b)(2) of Regulation S-B. The Company agrees to furnish such documents supplementally to the Securities and Exchange Commission upon request.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  March 28, 2000.

                                    SARATOGA INTERNATIONAL HOLDINGS CORP.

                                    By:  /s/  Patrick F. Charles

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                                    Patrick. F. Charles
                                    CEO, President and Director

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                                  EXHIBIT INDEX

Exhibit                    Description

2.1 Share Exchange Agreement dated as of February 2, 2000, by and between Saratoga International Holdings Corp. and Virtual Media Group Inc.




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